EXHIBIT 23.6






                                     [LOGO]

                           DIXON, ODOM & CO., L.L.P.
                          Certified Public Accountants


                        CONSENT OF INDEPENDENT AUDITORS






 To the Board of Directors
 Cornerstone Realty Income Trust, Inc.
 Richmond, Virginia

 We consent to the use of our report dated June 20, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Willow Creek Apartments for the year ended December 31, 1995, for inclusion in a form 8K flling with the Securities and Exchange Commission by Comerstone Realty Income Trust, Inc., and to the reference to our firm under the heading "Expert" herein.

                                         /s/ DIXON, ODOM & CO., L.L.P.

 High Point, North Carolina
 June 20, 1996

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